UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2012

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 S. Central Expressway
Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 234-2525

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 9, 2012, Fossil, Inc. (the “Company”) issued a press release announcing that on October 26, 2012, Mark Quick will retire from his position as the Company’s Vice Chairman and will be appointed to the Company’s Board of Directors effective October 26, 2012. Mr. Quick will not be appointed to any committees of the Board on October 26, 2012.  Mr. Quick’s departure is not the result of any disagreement with the Company regarding its operations, policies or practices.  A copy of the press release is attached as Exhibit 99.1 to this report.

Mr. Quick is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is he a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

For his service on the Board, Mr. Quick will receive the Company’s compensation for a non-employee director. Such compensation currently consists of an annual retainer of $52,500, a fee of $1,500 for each in-person meeting, and a fee of $1,000 for each telephonic meeting in excess of one hour. The annual retainer to be paid to Mr. Quick is paid on a quarterly basis in arrears and shall be pro-rated for the fourth quarter to reflect the number of days between the date of his appointment and December 31, 2012, the end of the fourth calendar quarter.

In addition, pursuant to the Company’s 2008 Long-Term Incentive Plan, as amended, Mr. Quick will receive a grant of restricted stock units as of the effective date of his appointment. On October 26, 2012, Mr. Quick will be granted restricted stock units equal to the number of shares of common stock having an aggregate fair market value of $120,000, pro-rated to reflect the number of days between the date of his appointment and the one year anniversary of the 2012 Annual Stockholders Meeting. Mr. Quick would also receive an additional grant of restricted stock units equal to the number of shares of common stock having an aggregate fair market value of $120,000 on the date of the Company’s 2013 Annual Meeting of Stockholders if he is then serving as a non-employee director. The restricted stock units granted to Mr. Quick will vest and convert into shares of common stock (i) upon the first anniversary of the date of grant for the restricted stock units granted upon his appointment to the Board; and (ii) upon the earlier of the first anniversary of the date of grant or the first Annual Stockholders Meeting following the date of grant for the restricted stock units to be granted on the date of the 2013 Annual Stockholders Meeting; provided that Mr. Quick is providing services to the Company or its subsidiaries on such date.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

Number	Description of Exhibit
99.1	Press Release, dated October 9, 2012, announcing the retirement of Mark Quick and his appointment to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSSIL, INC.

Date: October 10, 2012	By:	/s/ Mike Kovar
	Name:	Mike Kovar
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press Release, dated October 9, 2012, announcing the retirement of Mark Quick and his appointment to the Company’s Board of Directors.